UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced in the Current Report on Form 8-K filed by Perrigo Company plc (the “Company”) with the Securities and Exchange Commission on November 12, 2014, the Company entered into an Agreement for the Sale and Purchase of 685,348,257 Shares (the “Share Purchase Agreement”), dated as of November 6, 2014, with Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco” and, together with Alychlo, the “Sellers”), pursuant to which, upon the terms and subject to the conditions set forth in the Share Purchase Agreement, the Company has agreed to purchase (the “Acquisition of Omega”) from the Sellers 685,348,257 shares of Omega Pharma Invest NV (“Omega”), a limited liability company incorporated under the laws of Belgium, representing 95.77% of the issued and outstanding share capital of Omega. The remaining shares of Omega (30,243,983 shares) will be held by Omega as treasury shares. Subject to the satisfaction (or waiver of) certain closing conditions, the Acquisition of Omega is expected to be completed during the third quarter of the Company’s fiscal 2015.

In consideration for the Shares, the Company will pay the Sellers EUR 1,845,983,131 in cash (the “Cash Consideration”) and issue to Alychlo 5,397,711 shares of the Company (the “Non-Cash Consideration” and, together with the Cash Consideration, the “Acquisition Consideration”). The Company will also assume or repay/redeem all outstanding indebtedness of Omega and its subsidiaries. The Acquisition Consideration will be increased by interest from September 30, 2014 until the completion date on an amount of EUR 2.48 billion starting at a rate of 5%, subject to monthly increases as set forth in the Share Purchase Agreement. The Cash Consideration will be financed by borrowings under credit facilities of the Company, an issuance of equity of the Company (the “Equity Offering”) and borrowings under a bridge facility of the Company (the “Bridge Financing”) or another issuance of debt of the Company and/or its subsidiaries.

The following unaudited pro forma condensed consolidated financial statements of the Company are filed as Exhibit 99.1 hereto and incorporated herein by reference:

•	balance sheet as of September 27, 2014, which gives effect to the Acquisition of Omega, the Equity Offering and the Bridge Financing as if they had occurred on September 27, 2014;

•	statement of operations for the three months ended September 27, 2014, which gives effect to the Acquisition of Omega, the Equity Offering and the Bridge Financing as if they had occurred on June 30, 2013; and

•	statement of operations for the fiscal year ended June 28, 2014, which gives effect to the Acquisition of Omega, the Equity Offering, the Bridge Financing and the acquisition of Elan Corporation, plc (which was completed on December 18, 2013, as previously reported) as if they had occurred on June 30, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Unaudited pro forma condensed consolidated balance sheet as of September 27, 2014, which gives effect to the Acquisition of Omega, the Equity Offering and the Bridge Financing as if they had occurred on September 27, 2014, the unaudited pro forma condensed consolidated statement of operations for the three months ended September 27, 2014, which gives effect to the Acquisition of Omega, the Equity Offering and the Bridge Financing as if they had occurred on June 30, 2013, and the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 28, 2014, which gives effect to the Acquisition of Omega, the Equity Offering, the Bridge Financing and the acquisition of Elan Corporation, plc (which was completed on December 18, 2013, as previously reported) as if they had occurred on June 30, 2013.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Judy L. Brown

Dated: November 20, 2014		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 99.1	Unaudited pro forma condensed consolidated balance sheet as of September 27, 2014, which gives effect to the Acquisition of Omega, the Equity Offering and the Bridge Financing as if they had occurred on September 27, 2014, the unaudited pro forma condensed consolidated statement of operations for the three months ended September 27, 2014, which gives effect to the Acquisition of Omega, the Equity Offering and the Bridge Financing as if they had occurred on June 30, 2013, and the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 28, 2014, which gives effect to the Acquisition of Omega, the Equity Offering, the Bridge Financing and the acquisition of Elan Corporation, plc (which was completed on December 18, 2013, as previously reported) as if they had occurred on June 30, 2013.